UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___)

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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUALSTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copy to:

Keith E. Gottfried, Esq.

Alston & Bird LLP

The Atlantic Building

950 F. Street, N.W.

Washington, DC 20004-1404

(202) 239-3679

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Qualstar Corporation, a California corporation (“Qualstar” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2013 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 4, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its shareholders.

Open Letter to Shareholders issued on June 21, 2013

Attached hereto as Exhibit 1 is an open letter to shareholders that Qualstar issued on June 21, 2013.

Additional Information and Where To Find It

In connection with its 2013 Annual Meeting, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 4, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its shareholders. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. Copies of the proxy materials may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

Certain Information Regarding Participants in the Solicitation

Qualstar, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Qualstar with the SEC in connection with the proxy solicitation.

 EXHIBIT 1

June 21, 2013

PROTECT YOUR INVESTMENT IN QUALSTAR!

ELECT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES

VOTE THE WHITE PROXY CARD TODAY

Dear Qualstar Shareholder:

IMPORTANT NEWS!

THE TWO LEADING PROXY ADVISORY FIRMS HAVE SPOKEN AND BOTH RECOMMEND THAT SHAREHOLDERS VOTE THE WHITE PROXY CARD FOR QUALSTAR’S HIGHLY QUALIFIED AND VERY EXPERIENCED BOARD NOMINEES!

We want to share with you some recent and important news that we are very excited about. As described in the press release printed inside, two of the leading independent third-party proxy voting advisory services, Institutional Shareholder Services (ISS) and Glass Lewis & Co., whose clients include institutional investors, mutual funds, pension funds and other fiduciaries, have carefully reviewed the voting alternatives and have reached the same conclusion: that shareholders should vote on the WHITE proxy card FOR all five of Qualstar’s highly qualified and very experienced Board nominees – Allen H. Alley, Chester Baffa, Lawrence D. Firestone, Gerald J. Laber and Daniel C. Molhoek – at the upcoming 2013 Annual Meeting of Shareholders of Qualstar Corporation to be held on June 28, 2013 and reject the attempts by BKF Capital Group, Inc. (OTCQB: BKFG) and its controlling shareholder, Steven N. Bronson, to take control of your Board.

TIME IS SHORT!

SUPPORT YOUR BOARD’S NOMINEES

BY VOTING THE WHITE PROXY CARD TODAY

To protect their investment, Qualstar strongly recommends that all shareholders vote for their Board’s highly qualified nominees on the WHITE proxy card TODAY—by telephone, Internet, or by signing, dating and returning the WHITE proxy card. If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, Mackenzie Partners, Inc., at (800) 322-2885 (Toll Free) or at (212) 929-5500.

On behalf of your Board of Directors, we thank you for your continued support of Qualstar as we work to protect your investment and create value for all Qualstar shareholders.

Sincerely,

/s/ Lawrence D. Firestone	/s/ Allen H. Alley
Lawrence D. Firestone	Allen H. Alley
Chief Executive Officer and President	Chairman of the Board of Directors

Additional Information and Where To Find It

 In connection with its 2013 Annual Meeting of Shareholders, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 3, 2013, and has mailed the definitive proxy statement and WHITE proxy card to its shareholders. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. Copies of the proxy materials may also be requested from Qualstar’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

Certain Information Regarding Participants in the Solicitation

Qualstar, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Qualstar with the SEC in connection with the proxy solicitation.

TIME IS SHORT!

PROTECT YOUR INVESTMENT!

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY
OR HOW FEW SHARES YOU OWN.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., at the address and phone number below:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

WE URGE YOU NOT TO SIGN ANY GOLD PROXY CARD
SENT TO YOU BY BKF CAPITAL GROUP

FOR IMMEDIATE RELEASE

For more information, contact:

Mark H. Harnett / Paul Schulman	Vanessa Lehr/Annie Leschin
MacKenzie Partners, Inc.	Investor Relations
(212) 929-5500	StreetSmart Investor Relations
(415) 775-1788

ISS RECOMMENDS THAT SHAREHOLDERS VOTE THE

WHITE PROXY CARD IN SUPPORT OF ALL QUALSTAR BOARD NOMINEES

Both Leading Proxy Advisory Firms Now Recommend

That Shareholders Vote FOR Qualstar’s Board Nominees

SIMI VALLEY, Calif., June 20, 2013 — Qualstar Corporation (NasdaqGM: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced that Institutional Shareholder Services (ISS), a leading independent proxy advisory service, has recommended to its clients that shareholders vote the WHITE proxy card FOR all five of the Qualstar Board of Directors’ very experienced and highly qualified director nominees, Allen H. Alley, Chester Baffa, Lawrence D. Firestone, Gerald J. Laber and Daniel C. Molhoek, at Qualstar’s Annual Meeting of Shareholders to be held on June 28, 2013. ISS’ clients include institutional investors, mutual funds, pension funds and other fiduciaries. In addition, last week, Glass Lewis & Co., another leading independent proxy advisory service, also recommended that shareholders vote FOR all five of Qualstar’s Board nominees on the WHITE proxy card. With ISS and Glass Lewis making the same recommendation, both of the leading proxy advisory firms have now advised Qualstar’s shareholders to support Qualstar’s Board nominees and reject the attempts by BKF Capital Group, Inc. (OTCQB: BKFG) and its controlling shareholder, Steven N. Bronson, to take control of the Qualstar board.

In recommending that shareholders vote the WHITE proxy card FOR all five of the director nominees recommended by the Qualstar Board, ISS recognized that the replacement of the entire Qualstar Board being sought by BKF and Bronson was unwarranted given all the changes that have already been made to the composition of Qualstar’s Board over the past year. If shareholders elect the Qualstar Board’s highly qualified and very experienced nominees –Allen H. Alley, Chester Baffa, Lawrence D. Firestone, Gerald J. Laber and Daniel C. Molhoek, the entire membership of the Qualstar Board, other than Mr. Firestone, Qualstar’s Chief Executive Officer, will have been replaced since the 2012 Annual Meeting.

In its report, ISS referenced the “transformative changes that have taken place in the boardroom and throughout the company since June 2012” and highlighted the failure of BKF and Bronson to “make a compelling case that further change in the reconstituted board and management team is warranted.” ISS also noted the risk to shareholders if BKF and Bronson were to replace the entire membership of the Qualstar Board, stating as follows:

“In this case, the disruptive risk to shareholders caused by further sweeping change at the board level may be real and could jeopardize management's recently implemented strategic plan.”

Discussing the failure of BKF and Bronson to make a “compelling case” and articulate a detailed plan or strategy that would be likely to deliver greater shareholder value than the continued execution of the strategy being followed by Qualstar’s Board and management, the ISS report stated as follows:

“[N]or did BKF provide detailed plan or strategy that is likely to deliver greater shareholder value than the continued execution of the reconstituted management team's strategy

“In this case, it is both clear that the board has been responsive to shareholders, and unclear what else the board and new management team can do.”

“It is perhaps especially telling that the key parts of the dissidents plan appear to be actions the new board has already identified and begun implementing.”

ISS also commented on the adoption by the Qualstar Board of a shareholder rights plan following the commencement by BKF and Mr. Bronson of its unsolicited, coercive, partial tender offer last January and recommended that shareholders vote the WHITE proxy card FOR the ratification of the rights plan. While BKF’s and Mr. Bronson’s abrupt termination of their unsolicited, coercive, partial tender offer eliminated the need for the Qualstar Board to make a recommendation, it was the unanimous view of the Qualstar Board that the partial tender offer was inadequate and was not in the best interests of Qualstar and all of its shareholders. In recommending that shareholders vote the WHITE proxy card FOR the ratification of the shareholder rights plan, the ISS report stated:

“In light of the company's implementation of its strategic turnaround plan, BKF's solicitation efforts to replace Qualstar's board with its proposed slate of nominees, its prior attempts to gain control of the company and our support for management's nominees, ratification of the proposed rights plan warrants support.”

“We are very pleased that both of the leading independent, third-party proxy advisory firms have carefully reviewed the voting alternatives and recommend that shareholders vote for Qualstar's director nominees, selected by Qualstar for their extensive governance experience and outstanding qualifications,” said Lawrence D. Firestone, Qualstar’s President and Chief Executive Officer. “We are also gratified that both of the ISS and Glass Lewis reports support the decision of our Board, after careful consideration, to adopt a rights plan so as to protect our shareholders against BKF’s and Mr. Bronson’s unsolicited, coercive, partial tender offer. This Board and our nominees remain committed to taking the actions necessary to protect our shareholders against abusive or coercive tactics used by a potential acquirer seeking to gain control of Qualstar without paying all shareholders a fair price for their shares.”

To protect the value of their investment, Qualstar strongly recommends that all shareholders vote for their Board’s highly qualified nominees on the WHITE proxy card TODAY—by telephone, Internet, or by signing, dating and returning the WHITE proxy card.

Shareholders that need assistance in voting their shares or have any questions are urged to call Qualstar’s proxy solicitor, Mackenzie Partners, Inc., at (800) 322-2885 (Toll Free) or at (212) 929-5500.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased global competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).